UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2017

Global Brokerage, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50 New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the disclosures set forth under Item 5.02 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 17, 2017, FXCM Group, LLC (“Group”), an indirect subsidiary of Global Brokerage, Inc. (the “Company”), entered into an employment agreement with David Sakhai, Group’s current Chief Operating Officer (the “Sakhai Employment Agreement”), pursuant to which Mr. Sakhai will continue to serve as Group’s full-time Chief Operating Officer until May 31, 2018 (the “Sakhai Employment Term”). During the Sakhai Employment Term, Mr. Sakhai will receive (i) compensation of $600,000 per annum, and (ii) a bonus of $1,000,000 to be received at the end of the Sakhai Employment Term. If Mr. Sakhai’s employment is terminated by the company not for cause, then he will be entitled to receive his compensation through May 31, 2018 and the full bonus, plus $500,000, which represents the full amount of the advisory payments described below.

Commencing on June 1, 2018 and ending no later than May 31, 2022, Mr. Sakhai will serve Group on a part-time basis providing consultation and advice (the “Advisory Term”) as requested from time to time by the Board of Directors or officers of Group. During the Advisory Term, Mr. Sakhai will receive advisory payments of $125,000 per annum. If Mr. Sakhai’s employment is terminated by the company during the Advisory Term not for cause, then he will be entitled to receive the full amount of advisory payments he would have otherwise been entitled to receive through May 31, 2022.  If a change of control of Group occurs before the completion of the Advisory Term, then Mr. Sakhai will be entitled to receive all payments that would have been payable through the end of the Advisory Term.

Also on May 17, 2017, Group and its current Global Head of Dealing, Eduard Yusupov, agreed that Mr. Yusupov will continue to serve as Group’s Global Head of Dealing and that Mr. Yusupov will receive compensation for such services of $600,000 per annum (the “Yusupov Employment Terms”).

The Sakhai Employment Agreement supersedes all other agreements relating to Mr. Sakhai’s employment and any severance benefits. The above description of the Sakhai Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of such document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BROKERAGE, INC.

	By:	/s/ David S. Sassoon
		Name:	David S. Sassoon
		Title:	General Counsel

Date: May 18, 2017